Exhibit 10.1.1

Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) entered into by and between nCino, Inc. (“nCino”) and Live Oak Bank (“Subscriber”).

NOW, THEREFORE, in exchange for the consideration detailed herein, and other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.        Subscriber hereby purchases access and use rights for the additional Subscription Services set forth in Exhibit A below (the “Additional Subscription Services”) commencing on the Amendment Effective Date. Accordingly, Attachment A to the Agreement shall be amended to include the Additional Subscription Services set forth in Exhibit A below effective as of the Amendment Effective Date and the Additional Subscription Services will activate in Subscriber’s Org ID 00DG0000000h5Do as soon as practicable following the Amendment Effective Date. The initial invoice for the Additional Subscription Services will be issued as of the date the Additional Subscription Services are activated, pro-rated for the initial year of activation, as applicable. Thereafter, Subscriber will be invoiced the full annual amount of the Fees for the Additional Subscription Services on each annual invoice date for the remainder of the term of the Agreement. The term for the Additional Subscription Services will run co-terminously with the Term of the Agreement.

Exhibit A

Product	Features	Qty	Price	Annual Subscription Fees
File Storage –	10GB File Storage per Block	60 Block(s)	$17/	$12,240
10GB			Block/Month

2.        Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.  Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ Charles Ragland	Signature: /s/ Mark Moroz
Name: Charles Ragland	Name: Mark Moroz
Title: Global Sales Operations	Title: EVP – Head of Product
Date: 5/21/2021	Date: 5/21/2021